Joint Filer Information

Names:	Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Deerfield Private Design Fund III, L.P.

Address:	345 Park Avenue South, 12th Floor New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Fractyl Health, Inc. [GUTS]

Date of Earliest Transaction Required To be Reported:	February 6, 2024

The undersigned, Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Deerfield Private Design Fund III, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Fractyl Health, Inc.

Signatures:

DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact